EXHIBIT 99

For More Information:
Peter G. Humphrey                               Douglas L. McCabe
President & CEO                                 President & CEO
(716) 786-1101                                  (607) 776-2013

For Immediate Release:
November 2, 2000

Financial Institutions, Inc. Acquires Bath National Corporation to Strengthen Its Position as Central and Western New York's Preeminent Community Bank Holding Company

WARSAW/BATH, N.Y. - - Financial Institutions, Inc. (Nasdaq: "FISI") and Bath National Corporation (OTC: "BATH") jointly announce the signing of a definitive agreement for Financial Institutions to acquire Bath National Corporation and its banking subsidiary, Bath National Bank.

In the transaction, Bath National Corporation shareholders will receive $48.00 per share in cash for each share of Bath National Corporation stock, for a total transaction value of approximately $62.6 million. The merger will be accounted for as a purchase transaction.

At September 30, 2000, Bath National Corporation, including its subsidiary Bath National Bank, had total assets of $287.3 million and total equity of $27.7 million. Bath operates 11 branches in Steuben, Yates, Ontario and Schuyler Counties. They have the largest deposit market share in Steuben County.

Bath National Bank, which will continue to operate as a separately chartered and managed organization, will become the fifth banking subsidiary in Financial Institution's super community bank franchise. The combined company will have approximately $1.55 billion in assets.

Financial Institutions' is the holding company for Wyoming County Bank, The National Bank of Geneva, The Pavilion State Bank and First Tier Bank & Trust. The Company provides a wide range of consumer and commercial banking products and services to individuals, municipalities and businesses, including agribusiness. As of September 30, 2000, the company had $1.26 billion in assets and operated 31 full-service offices.

Financial Institutions Chief Executive Officer Peter G. Humphrey commented, "Bath National is a great strategic fit for Financial Institutions. We both have the same community banking philosophy and our existing franchises are in contiguous markets. Both companies have a record of outstanding financial performance and a tradition of highly responsive service to our customers. This transaction also has the benefit that it leverages our strong capital position. We believe this acquisition should be tremendously successful."

Douglas L. McCabe, President and Chief Executive Officer of Bath National replied, "We are thrilled about our pending affiliation with Financial Institutions. It allows Bath National to better serve its customers with the very best product and service line while remaining strongly committed to our local communities. We will continue operating as Bath National Bank with a local management team and Board of Directors."

Following the merger, Mr. McCabe will join the Board of Directors of Financial Institutions. Yet to be determined members of Financial Institutions' Board of Directors will join the subsidiary Board of Bath National Bank.

Financial Institutions expects the acquisition to be neutral to GAAP earnings, but accretive to cash earnings, in 2001. Those estimates assume only 25% cost savings from Bath's non-interest expense base. The purchase price equates to approximately 226% of Bath National's book value.

The agreement is subject to the approval of Bath National's shareholders, as well as the approval of regulators. It is anticipated that the merger will be completed early in the second quarter of 2001. As part of the agreement, Bath National granted Financial Institutions an option to purchase shares of its outstanding common stock under certain circumstances.

Information regarding the companies and the transaction will be available on Financial Institutions' Web site at www.fiiwarsaw.com. A conference call to discuss the acquisition will be held at 11:00 AM Eastern Standard Time on Friday, November 3, 2000. Interested parties should call 800-818-5664 and reference Financial Institutions Conference Call. Persons who find that time inconvenient can call 888-203-1112 and use the passcode 780490 for a taped rebroadcast.

                                   * * * * *

This news release contains certain forward looking statements with respect to the success of the merger, Bath National's 2001 earnings, the timing of the completion of the merger and the financial condition, post-merger earnings and results of operations of Financial Institutions, Inc. following the consummation of the merger that are subject to various factors which could cause actual results to differ materially from such projections or estimates. Such factors include, but are not limited to, the possibilities that the anticipated cost savings, operational integration and timing currently anticipated with respect to the merger might not be realized. Additionally, deterioration in economic conditions adversely affecting the economy and the interest environment could develop that may affect these forward-looking statements. Additional considerations are presented at pages 10 through 13 of Financial Institutions, Inc.'s initial public offering prospectus dated June 25, 1999, which is on file with the Securities and Exchange Commission.

Bath National Corporation will be filing a proxy statement and other relevant documents concerning the merger with the Securities and Exchange Commission ("SEC"). We urge investors to read the proxy statement and any other relevant documents filed with the SEC because they contain important information. Once the documents are filed (anticipated to be early in the first quarter of 2001), investors will be able to obtain the documents free of charge at the SEC's website www.sec.gov. Documents filed with the SEC will also be available free of charge by contacting Bath National Corporation, 44 Liberty Street, Bath, New York 14810, telephone (607) 776-2013 (with respect to documents filed by Bath National) or Financial Institutions, Inc., 220 Liberty Street, Warsaw, New York 14569, telephone (716) 786-1100 (with respect to documents filled by Financial Institutions). Investors should read the proxy statement carefully before making a decision concerning the merger.

Financial Institutions, Inc.
to acquire
Bath National Corporation

To Strengthen Its Position as Central and Western New York's Preeminent Community Bank Holding Company

                                     November 3, 2000

Forward Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This presentation contains estimates of future operating results for Financial Institutions, Inc. and Bath National Corporation on a stand-alone and pro-forma combined basis and estimates of financial condition and cost savings on a combined basis. These statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about new and existing programs, products, relationships, opportunities, technology and market conditions. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, movements in interest rates, the possibility of disruption in credit markets, successful implementation and integration of this and other potential transactions, and the impact of legal and regulatory barriers and structures. Financial Institutions, Inc. assumes no obligation for updating such forward-looking statements at any time.

Transaction Rationale

      o     Neutral to GAAP earnings in 2001 and accretive in 2002

      o     Accretive to cash earnings in 2001 and 2002

      o     Combines two high performing community banks

      o     Conservative cost savings estimate of 25% for contiguous franchise

      o Effectively leverages Financial Institutions' strong capital position

      o Expands franchise into Steuben and Schuyler counties and bolsters position in Ontario and Yates Counties

      o     Pricing in line with comparable transactions

      o     Low risk integration

Transaction Summary

Price Per Share:                                  $48.00 per BATH share

Consideration:                                    Cash

Transaction Value:                                $62.6 million

Accounting:                                       Purchase

Est. One-Time Merger Costs:                       $2.4 million after tax

Expected Shareholder Approval:                    1st Quarter - 2001

Expected Closing:                                 2nd Quarter - 2001

Proposed Trust Preferred Offering:                $20.0 million

Transaction Multiples

Price Per BATH Share:                                        $48.00

Premium to Recent Market Price:                                29.7%

Price / Stated 9/30/00 Book Value Per Share:                    226%

Price / Stated 9/30/00 Tangible Book Value Per Share:           227%

Price / 2001 Internal GAAP EPS Estimate:                       15.6x

Core Deposit Premium:                                          17.2%

Branch Locations

Marketplace map not included.

Market Shares by County

                                                              Market
Institution                 County       # of Br.      Rank   Share %  Deposits
-----------                 ------       --------      ----   -------  --------

Bath National Corporation Market Shares:

                         Ontario, NY          1         10      1.21    11,914
     Proforma FISI/BATH  Ontario, NY          4          2     22.76   223,673
                         Yates, NY            2          3     17.57    38,549
     Proforma FISI/BATH  Yates, NY            3          1     62.63   137,393
                         Steuben, NY          7          1     25.91   176,046
                         Schuyler, NY         1          5      2.17     2,385

Other Financial Institutions County Market Shares:

                         Wyoming, NY          6          1     44.12   201,752
                         Livingston, NY       6          2     28.74   149,252
                         Genesee, NY          4          3      8.21    89,777
                         Cattaraugus, NY      5          4     11.82    79,798
                         Seneca, NY           1          5      7.48    20,976
                         Allegany, NY         1          5      2.05     6,498

Deposit Mix

                                                   Financial          Bath            Pro Forma       % of
                                                  Institutions       National         Combined       Total
                                                  ------------       --------         --------       -----
Demand Deposits .............................      $  142,375       $   36,669       $  179,044         14%

Savings, Money Market & Int. Bearing Checking         317,115           86,059          403,174         32%

Certificates of Deposit .....................         590,380           93,414          683,794         54%

     Total Deposits .........................      $1,049,870       $  216,142       $1,266,012


Borrowed Funds ..............................      $   69,266       $   40,924       $  110,190


Average Cost of Interest Bearing Liabilities             4.19%                             4.07%      4.16%

Cost of Funds ...............................            3.98%                             3.52%      3.88%
Net Interest Margin .........................            4.84%                             4.86%      4.85%

Earnings Impact

                                                    2001 Estimate (1)               2002 Estimate (1)
Pro Forma Earnings                              Dollars        Per Share         Dollars        Per Share
                                                -------        ---------         -------        ---------
Financial Institutions ..................      $ 18,148        $     1.65        $ 19,599      $     1.78

Bath National ...........................         3,000        $     2.30           4,200      $     3.22

After-Tax Cost Savings (2) ..............           978                                             1,509

Amortization of Intangibles .............        (1,383)                                           (1,844)

Additional Merger Related Adjustments (3)        (2,561)                                           (3,414)

Pro Forma Earnings to Common ............      $ 18,183        $     1.65        $ 20,050      $     1.82

Net GAAP EPS Accretion ..................                                             0.2%            2.3%

Pro Forma Cash Earnings .................      $ 20,270        $     1.84        $ 22,598      $     2.05

Net Cash EPS Accretion ..................                                             8.4%           11.3%

Preferred Dividends .....................         1,500                             1,500

Pro Forma Total Earnings ................      $ 19,683                          $ 21,550

Pro Forma Diluted Shares ................        10,999                            10,999

(1) IBES consensus estimates used for FISI for 2001; for illustrative purposes 8% increase in FISI earnings assumed for 2002. Internal estimates used for BATH, assumes transaction closes 3/31/01.
(2)   Assumes fully phased-in cost savings in 2002
(3)   Primarily includes opportunity cost of capital

Pro Forma Balance Sheet

                                       9/30/00          9/30/00           Estimated
                                      Financial           Bath             3/31/01
                                     Institutions       National          Pro Forma
                                     ------------       --------          ---------
Intangible Assets .............            2,557               227            39,000

Total Assets ..................       $1,261,740        $  287,343        $1,550,000

Total Deposits ................       $1,049,870        $  216,142        $1,300,000

Trust Preferred Securities ....       $       --        $       --        $   20,000

Preferred Equity ..............       $   17,758        $       --        $   17,758

Common Equity .................       $  108,707        $   27,743        $  115,500

Period End Shares Outstanding .           10,987             1,304            10,987

Book Value Per Share ..........       $     9.89        $    21.28        $    10.51

Tangible Book Value Per Share .       $     9.66        $    21.11        $     6.96

Tangible Common Equity / Assets             8.43%             9.58%             5.06%

Leverage Ratio ................            10.37%             9.73%             7.66%